UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2012

POWERSECURE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina 27587

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 25, 2012, PowerSecure International, Inc., a Delaware corporation (the “Company”), issued a press release announcing that its innovative, energy efficient LED-based SecureLiteTM has been adopted by a utility as its standard area light. The utility has placed an order for several hundred units, which will replenish its area light inventory and be deployed as replacements are required to existing lighting, and for residential and commercial illumination projects.

The press release filed herewith as Exhibit 99.1 contains forward-looking statements relating to the Company’s future performance made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in subsequent reports, including the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of PowerSecure International, Inc., issued January 25, 2012, announcing utility adoption of SecureLite LED area light

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter Executive Vice President and Chief Financial Officer

Dated: January 25, 2012

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